UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 Amendment No. 1


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 14, 2002


                          MID-POWER SERVICE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Nevada                   2-85602-D                   87-0398403
   -------------------         ---------------           --------------------
     (State or other             (Commission                 (IRS Employer
     jurisdiction of            File Number)              Identification No.)
     incorporation)


              3800 Howard Hughes Parkway
                      Suite 860A
                   Las Vegas, Nevada                                89109
      -----------------------------------------                 ------------
       (Address of principal executive offices)                  (Zip Code)


                                 (702) 214-3615
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------
                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
--------------------------------------------------------------------------------


         (a) Financial Statements of Business Acquired. Audited financial statements for the business acquired, including the accountant's reports, are included beginning at page F-1 immediately following the signature page of this document.

         (b)      Pro  Forma   Financial   Information.   Pro  forma   financial
                  information relative to the acquired business is included beginning at page F-16 immediately following the audited financial statements for the business acquired.

         (c) Exhibits. The following exhibits are filed with this report on Form 8-K:

             SEC
Exhibit   Reference
 Number     Number                Title of Document                  Location
--------------------- ---------------------------------------- -----------------

                      Plan of Acquisition, Reorganization,
Item 2                Arrangement, Liquidation, or Succession
--------------------- ---------------------------------------- -----------------
 2.01         2       Acquisition Agreement and Plan of Merger  Previous filing
                      among Mid-Power Service Corporation,
                      Red Star, Inc., and Mid-Power Resource
                      Corporation, dated June 13, 2002

Item 3                Articles of Incorporation and Bylaws
--------------------- ---------------------------------------- -----------------
 3.01         3       Amended and Restated Articles of          Previous filing
                      Incorporation dated June 4, 2002
 3.02         3       Bylaws dated June 4, 2002                 Previous filing

Item 10               Material Contracts
--------------------- ---------------------------------------- -----------------
 10.01       10       Promissory Note in the amount of          Previous filing
                      $10,000,000 dated June 13, 2002
 10.02       10       Registration Rights Agreement between     Previous filing
                      Mid-Power Service Corporation and
                      Edward Mike Davis dated June 13, 2002
 10.03       10       Loan Agreement by and among Mid-Power     Previous filing
                      Service Corporation and Mid-Power
                      Resource Corporation, borrowers, and
                      SCRS Investors, LLC, lender, dated as
                      of May 9, 2002
 10.04       10       Promissory Note among Mid-Power Service   Previous filing
                      Corporation and Mid-Power Resource
                      Corporation, as makers, and SCRS
                      Investors, LLC, as holder, as of
                      May 9, 2002
 10.05       10       Security Agreement between Mid-Power      Previous filing
                      Resource Corporation and
                      SCRS Investors, LLC as of May 9, 2002
 10.06       10       Deed of Trust and Security Agreement as   Previous filing
                      of May 9, 2002, between  Mid-Power
                      Resource Corporation, trustor,
                      Bruce Lemons, trustee, and SCRS
                      Investors, LLC, beneficiary
 10.07       10       2002 Stock Option and Purchase Rights     Previous filing
                      Plan adopted June 25, 2002
 10.08       10       Notice of Grant (with related Stock       Previous filing
                      Option Agreement and Notice of Exercise) and Stock and Option Grant Schedule

-----------------------------------------------------------------------------
                                   SIGNATURES
--------------------------------------------------------------------------------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MID-POWER SERVICE CORPORATION




Dated:  August 28, 2002                By: /s/ Kenneth M. Emter
                                           -------------------------------------
                                           Kenneth M. Emter, Secretary/Treasurer

                                                                  RED STAR, INC.
                                                            Financial Statements
                                                               December 31, 2001


                                                   Index to Financial Statements
--------------------------------------------------------------------------------

                                                                    Page
                                                                    ----
Independent Auditor's report                                         F-2

Balance sheet                                                        F-3

Statement of operations                                              F-4

Statement of stockholders' equity                                    F-5

Statement of cash flows                                              F-6

Notes to financial statements                                        F-7

--------------------------------------------------------------------------------

                                                    INDEPENDENT AUDITOR'S REPORT




To the Stockholder of Red Star, Inc.


We have audited the accompanying balance sheet of Red Star, Inc. as of December 31, 2001 and the statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Red Star, Inc. as of December 31, 2001 and the results of its operations, and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.


/s/ Tanner + Co.


Salt Lake City, Utah
July 17, 2002
--------------------------------------------------------------------------------
                                                                             F-2

                                                                                 RED STAR, INC.
                                                                                  Balance Sheet
-----------------------------------------------------------------------------------------------

                                                             March 31,
                                                               2002                December 31,
                                                            (Unaudited)               2001
                                                            -----------            -----------
                        Assets
Current assets:
  Cash                                                      $       190            $     1,154
  Accounts receivable                                               425                 26,572
  Prepaid expenses                                                3,476                  4,636
                                                            -----------            -----------

        Total current assets                                      4,091                 32,362


Drilling equipment and vehicles, net of
 accumulated depreciation of $43,355 and $28,900                245,756                260,211
Oil and gas properties, successful efforts method                87,500                 87,500
Other assets                                                          -                  1,115
                                                            -----------            -----------

                                                            $   337,347            $   381,188
                                                            ===========            ===========



                       Liabilities and Stockholders' Equity


Current liabilities:
  Accounts payable                                          $    49,919            $    49,319
  Related party payable                                           8,863                      -
  Accrued abandonment costs                                      87,500                 87,500
  Current portion of long-term debt                              16,542                 16,542
                                                            -----------            -----------

        Total current liabilities                               162,824                153,361


Long-term debt                                                   62,267                 66,500

Commitments                                                           -                      -

Stockholders' equity:
  Common stock, $.01 par value, authorized 1,000
    shares; 1,000 shares issued and outstanding                      10                     10
  Additional paid-in-capital                                    298,355                322,355
  Accumulated deficit                                          (186,109)              (161,038)
                                                            -----------            -----------

        Total stockholders' equity                               15,576                161,327
                                                            -----------            -----------

                                                            $   337,347            $   381,188
                                                            ===========            ===========

-----------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                             F-3

                                                                                 RED STAR, INC.
                                                                        Statement of Operations
-----------------------------------------------------------------------------------------------

                                                       Three Months            Years Ended
                                                      Ended March 31,          December 31,
                                                ------------------------ ----------------------
                                                    2002         2001
                                                 (unaudited)  (unaudited)    2001       2000
                                                   -------      -------   ---------   --------
Revenues
  Drilling equipment rental                       $      -     $      -   $ 172,382   $      -
  Consulting revenue                                     -            -      73,054          -
  Oil and gas sales                                    141          443       1,343          -
                                                   -------      -------   ---------   --------

Total revenues                                         141          443     246,779          -
                                                   -------      -------   ---------   --------

Costs and expenses:
  Operating Costs                                    7,578        9,788     129,322          -
  General Administrative                             2,587        1,187     116,966        478
  Depreciation, depletion, and amortization         14,455            -      32,243      3,344
                                                   -------      -------   ---------   --------

                                                    24,620       10,975     278,531      3,822
                                                   -------      -------   ---------   --------

        Loss from operations                       (24,479)     (10,532)    (31,752)    (3,822)

Interest expense                                      (592)        (285)     (1,202)    (1,938)
                                                   -------      -------   ---------   --------

        Net loss                                  $(25,071)    $(10,817)  $ (32,954)  $ (5,760)
                                                  ========     ========   =========   ========

Loss per common share - basic and diluted         $ (25.07)    $ (10.82)  $   (0.33)  $  (5.76)
                                                  ========     ========   =========   ========

Weighted average number of common
  shares - basic and diluted                         1,000        1,000       1,000      1,000
                                                  ========     ========   =========   ========

-----------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                             F-4

                                                                                 RED STAR, INC.
                                                              Statement of Stockholders' Equity
                                                       Period January 1, 2000 to March 31, 2002
-----------------------------------------------------------------------------------------------


                                                       Common Stock     Additional
                                                 ----------------------- Paid-in    Accumulated
                                                    Shares      Amount    Capital     Deficit
                                                   -------     -------   ---------   ---------
Balance at January 1, 2000                           1,000     $    10   $  99,990   $(122,324)

Net loss                                                 -           -           -      (5,760)
                                                   -------     -------   ---------   ---------

Balance at December 31, 2000                         1,000          10      99,990    (128,084)

Contributed Capital                                      -           -     487,126           -

Distributions                                            -           -    (264,761)          -

Net loss                                                 -           -           -     (32,954)
                                                   -------     -------   ---------   ---------

Balance at December 31, 2001                         1,000          10     322,355    (161,038)

Distributions (unaudited)                                -           -     (24,000)          -

Net loss (unaudited)                                     -           -           -     (25,071)
                                                   -------     -------   ---------   ---------

Balance at March 31, 2002
 (unaudited)                                         1,000     $    10   $ 298,355   $(186,109)
                                                   =======     =======   =========   =========

-----------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                             F-5

                                                                                 RED STAR, INC.
                                                                        Statement of Cash Flows
-----------------------------------------------------------------------------------------------

                                                      Three Months            Years Ended
                                                     Ended March 31,          December 31,
                                               ------------------------- ----------------------
                                                    2002         2001
                                                (unaudited)  (unaudited)     2001       2000
                                                 ---------     --------   ---------   --------
Cash flows from operating activities:
  Net loss                                       $ (25,071)    $(10,817)  $ (32,954)  $ (5,760)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Depreciation, depletion and amortization        14,455            -      32,243          -
    (Increase) decrease in:
      Accounts receivable                           26,147         (127)    (26,572)         -
      Prepaid expenses                               1,160            -      (4,636)         -
      Other assets                                   1,115          875          15      3,329
    Increase (decrease) in:
      Accounts payable                             (12,449)           -      49,319          -
      Accrued abandonment costs                          -            -         (15)    87,515
                                                 ---------     --------   ---------   --------

          Net cash provided by (used in)
           operating activities                      5,357      (10,069)     17,400     85,084
                                                 ---------     --------   ---------   --------

Cash flows used in investing activities -
 purchase of property and equipment                      -            -    (202,001)   (87,500)
                                                 ---------     --------   ---------   --------

Cash flow from financing activities:
  Proceeds from related party note payable           8,863       10,078           -      2,408
  Payments on line of credit                             -            -      (9,852)         -
  Payments on long-term debt                        (4,233)           -      (4,068)         -
  Capital contributions                                  -            -     414,646          -
  Capital distributions                            (10,951)           -    (215,005)         -
                                                 ---------     --------   ---------   --------
          Net cash (used in) provided by
           financing activities                     (6,321)      10,078     185,721      2,406
                                                 ---------     --------   ---------   --------

          Net increase (decrease) in cash             (964)           9       1,120         (8)

Cash, beginning of year                              1,154           34          34         42
                                                 ---------     --------   ---------   --------

Cash, end of year                                $     190     $     43   $   1,154   $     34
                                                 =========     ========   =========   ========

-----------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                             F-6

                                                                  RED STAR, INC.
                                                   Notes to Financial Statements
                                                               December 31, 2001
--------------------------------------------------------------------------------

1.  Organization  Organization and Business
    and           Red  Star,   Inc.  (the   Company),   an   S-corporation,   is
    Summary of incorporated under the laws of the state of Nevada. The Significant Company's primary business intent was to acquire oil and gas Accounting properties for exploration, development and future production. Policies However, for the years ended December 31, 2001 and 2000, the
                  Company did not have any significant oil and gas production and all revenues were a result of rental of equipment or consulting services. All of the company's operations are conducted in the continental United States.

                  Cash and Cash Equivalents
                  For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

                  Concentration of Credit Risk
                  Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management's expectations.

                  The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such account. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

--------------------------------------------------------------------------------

                                                                  RED STAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


1.  Organization  Oil and Gas Producing Activities
    and           The  Company   utilizes  the  successful   efforts  method  of
    Summary of accounting for its oil and gas producing activities. Under Significant this method, all costs associated with productive exploratory Accounting wells and productive or nonproductive development wells are Policies capitalized while the costs of nonproductive exploratory wells Continued are expensed. If an exploratory well finds oil and gas reserves,  but a  determination  that  such  reserves  can  be classified  as  proved is not made  after  one year  following completion  of drilling,  the costs of drilling are charged to
                  operations.   Indirect  exploratory  expenditures,   including
                  geophysical  costs and annual lease  rentals,  are expensed as
                  incurred.   Unproved   oil  and  gas   properties   that   are
                  individually   significant  are   periodically   assessed  for
                  impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

                  On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

                  On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

--------------------------------------------------------------------------------

                                                                  RED STAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

1.  Organization  Property and Equipment
    and           Property  and  equipment  are stated at cost less  accumulated
    Summary of depreciation. Depreciation is provided using the straight-line Significant method over the estimated useful life of these assets.
    Accounting Expenditures for maintenance and repairs are expensed when Policies incurred and betterments are capitalized. When assets are Continued sold, retired or otherwise disposed of, the applicable costs and accumulated depreciation, depletion, and amortization are removed from the accounts, and the resulting gain or loss is reflected in operations.

                  Income Taxes
                  The Company, with the consent of its stockholder, has elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporation income taxes the stockholders of an S corporation are taxed on the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

                  Because the effect of income taxes would be immaterial had the company been presented as a public corporation for the years ended December 31, 2001 and 2000 and for the unaudited three months ended March 31, 2002 and 2001, no pro-forma tax effects have been disclosed as a result of Mid-Power Service Corporation's acquisition of the Company. (See note 12).

                  Revenue Recognition
                  Revenue is recognized from gas sales when the gas passes through the pipeline at the well head, persuasive evidence of a sale exists, the sales price is fixed, and collection is reasonably assured. Revenues from services provided to other well operators are recognized when the services have been performed, a persuasive evidence of a sale exists, the sales price is fixed, and collection is reasonably assured.

                  The Company does not have any gas balancing arrangements.

                  Revenue from the rental of drilling equipment is recognized in accordance with the terms of the rental agreement.

--------------------------------------------------------------------------------

                                                                  RED STAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

1.  Organization  Revenue Recognition - Continued
    and           Consulting   revenue   derived  from   services   provided  in
    Summary of connection with drilling operations are recorded when an Significant agreement for such services exist, the services have been Accounting performed, and payment for such services is reasonably
    Policies      assured.
    Continued
                  Use of Estimates in the  Preparation  of Financial  Statements
                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  Earnings Per Share
                  The computation of basic earnings per common share is based on the weighted average number of shares outstanding during the period. The company had no common stock equivalents in 2001 and 2000. Diluted loss per common share is not calculated when the affect is anti-dilutive.

                  Unaudited Information
                  In the opinion of management, the accompanying unaudited financial statements for the three months ended March 31, 2002 and 2001 contain all adjustments (consisting only of normal recurring items) necessary to present fairly the results of operations and cash flows for the three month periods ended March 31, 2002 and 2001. Results for the interim periods do not necessarily indicate results which may be expected for any other interim or annual period.


2. Oil and Gas In December 2000 the Company acquired oil and gas leasehold Properties interests in the Clear Creek Unit in Carbon and Emery Counties
                  in Utah, which is comprised of approximately 17,096 acres of land from Anschutz Exploration Corporation and Cordillera
                  Corporation. The company acquired these leaseholds by assuming certain legal liability for abandonment costs associated with the wells on the land, limited by certain terms of the assignment agreement and by providing Anschutz and Cordillera with certain revenue interest rights (See note 6).

--------------------------------------------------------------------------------

                                                                  RED STAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

2. Oil and Gas The Company maintains a 100% working interest in the Leasehold Properties of the Clear Creek Unit, equivalent to a 72.1% net revenue
    Continued     interest.  The leases  are  subject  to  approximately  20.75%
                  revenue interest landowners' and overriding royalties and approximately 7.14% due to the sole shareholder of the Company. In addition, the sole owner has a 14.3% working interest, equivalent to a 10% net revenue interest, in the Oman #2-20 and the Utah fuel #8 Wells.

                  As consideration for the acquisition of title to the Clear Creek unit gas and oil leasehold interests, the Company is obligated to pay Anschutz $200,000 solely out of 5% from the net revenue interest received by the Company from oil and gas production from certain wells on the Clear Creek unit.


3.  Accrued       In December  2000 the Company  became  obligated for estimated
    Abandonment   costs  of  $87,500  to  plug  and  abandon  certain  wells  in
    Costs         connection  with the  acquisition of the Clear Creek leasehold interests. Any abandonment costs of such wells in excess of $87,500 was guaranteed by the previous leasehold interest owners.

4.  Line-of-      The  Company  has a  revolving  line-of-credit  with a bank to
    Credit        borrow up to $10,000. The line-of-credit bears interest at the
                  Banks "reference rate" plus 7.55 percent and is secured by checking accounts of the Company. No amounts were outstanding on the line of credit at December 31, 2001.

5.  Long-Term     Long-term debt consists of the following at December 31, 2001:
    Debt


                  Notes payable, due in monthly installments of
                  $1,561, including interest at 2.9%, secured by
                  vehicles, and maturing in October 2006.          $     83,042
                                                                   ------------

                  less current portion                                  (16,542)
                                                                   ------------

                                                                   $     66,500
                                                                   ============

--------------------------------------------------------------------------------

                                                                  RED STAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


5.  Long-Term     Future maturities of long-term debt are as follows:
    Debt
    Continued     Year Ending December 31:                            Amounts
                  ------------------------                         -------------
                           2002                                    $     16,542
                           2003                                          17,028
                           2004                                          17,528
                           2005                                          18,044
                           2006                                          13,900
                                                                   ------------
                                                                   $     83,042
                                                                   ============

6.  Commitments   Revenue Interest Obligation
    and           As  consideration  for the  acquisition  of title to the Clear
    Contingencies Creek unit gas and oil  leasehold  interests,  the  Company is obligated to pay Anschutz $200,000 solely out of 5% from the net revenue interest received by the Company from oil and gas production from certain wells on the Clear Creek unit.

                  In connection with the acquisition of the Clear Creek unit gas and oil leasehold interests, the Company acquired approximately 72.1% net revenue interest. Of the remaining net revenue interest, approximately 20.75% is due to landowners and overriding royalties and 7.14% is due to the sole shareholder of the Company.

                  The Company also assumed the obligation for any abandonment, or environmental cleanup costs, however, per the purchase agreement the sellers agreed to pay for obligation amounts in excess of $87,000. Subsequent to year-end the former sole owner of the Company entered into a settlement agreement with the former leasehold interest owner in which amounts were paid from the former leasehold interest owners to the former sole owner of the Company in exchange for the Company's assumption of all potential liabilities (See note 3).

--------------------------------------------------------------------------------

                                                                  RED STAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

7.  Sales to      The Company's had revenues to entities  which  represent  more
    Major         than 10% of the total revenue as follows:
    Customer
                                                            2001      2000
                                                         ---------  ---------
                    Company A                            $ 172,000  $       -
                    Company B                            $  73,000  $       -


8.  Supplemental  Operations reflect actual amounts paid for interest and income
    Disclosures   taxes as follows:
    of Cash Flow
    Information
                                                           2001       2000
                                                         ---------  ---------
                    Interest                             $   1,202  $   1,938
                                                         =========  =========
                    Income taxes                         $       -  $       -
                                                         =========  =========

                  During the year ended December 31, 2001:

                     o The Company acquired vehicles of $87,110 in exchange for long-term debt.

                     o The sole shareholder of the company exchanged a note payable due from the company of $72,480 for contributed capital.

                     o The Company distributed a note receivable of $49,756 to the sole shareholder of the Company.

9. Fair Value of The Company's financial instruments consist of cash, Financial receivables, payables, and notes payable. The carrying amount Instruments of cash, receivables and payables approximates fair value because of the short-term nature of these items. The aggregate carrying amount of the notes payable approximates fair value as the individual borrowings bear interest at market interest rates.

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                                                                            F-13

                                                                  RED STAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

10. Environmental Various federal, state and local laws and regulations covering Regulation discharge of materials into the environment, or otherwise relating to the protection of the environment,  may affect the
                  Company's  operations and the costs of its oil and natural gas
                  exploitation,   development  and  production  operations.  The
                  Company does  anticipate  that it will be required in the near future to expend amounts material in relation to the financial statements  taken as a whole by reason of  environmental  laws
                  and   regulations   (see  note  3).  Because  these  laws  and
                  regulations  are  constantly  being  changed,  the  Company is unable to predict the conditions and other factors, over which
                  it  does  not  exercise   control,   that  may  give  rise  to
                  environment liabilities affecting the Company.

11. Recent        In August  2001,  the  Financial  Accounting  Standards  Board
    Accounting issued Statement of Financial Accounting Standards No. 144 Pronounce- "Accounting for the Impairment of Long-Lived Assets". This
    ments         Statement addresses financial accounting and reporting for the impairment of long-lived  assets and for long-lived  assets to be disposed of. This Statement  supercedes  FASB Statement 121 and APB  Opinion  No.  30.  However,  this  Statement  retains certain  fundamental  provisions  of  Statement  121,  namely;
                  recognition  and  measurement of the impairment of long- lived assets  to be held and used,  and  measurement  of  long-lived assets to be disposed of by sale.  The Statement  also retains
                  the   requirement   of  Opinion  30  to  report   discontinued
                  operations   separately  from  continuing   operations.   This
                  Statement also Amends ARB No. 51 to eliminate the exception of consolidation for a temporarily controlled subsidiary. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December
                  15, 2001. The Company is currently assessing the impact of this statement.

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                                                                            F-14

                                                                  RED STAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

11. Recent        In June 2001, the Financial  Accounting Standards Board issued
    Accounting Statement of Financial Accounting Standards No. 143, Pronounce- "Accounting for Asset Retirement Obligations". This Statement
    ments         addresses  financial  accounting and reporting for obligations
    Continued     associated with the retirement of tangible  long-lived  assets and the associated asset retirement costs. This Statement is effective for financial statement issued for fiscal years beginning after June 15, 2002. the Disposal of Long-Lived
                  Assets. This Statement addresses financial accounting and reporting for the disposal of long-lived assets. Management does not expect the adoption of SFAS No. 143 to have a significant impact on the financial position or results of operations of the Company. The Company is currently assessing the impact of these statements.

12. Subsequent    On June 14, 2002 the Company  completed  umder an  Acquisition
    Event         Agreement and Plan of Merger Agreement with Mid-Power  Service
                  Corporation, a Nevada corporation, wherein a wholly-owned subsidiary of Mid-Power merged with and into Red Star, Inc., and all of the issued and outstanding common stock of Red Star was converted into the right to receive an aggregate of 17,125,365 shares of Mid-Power common stock, $5,500,000 in cash and a promissory note for $10,000,000 payable, together with interest at the greater of 6% or one percentage point over Bank of America reference rate, on January 5, 2003.

                  In May 2002 the previous Clear Creek Unit leasehold owners entered into a settlement agreement with the sole owner of the Company which released those prior owners from future abandonment cost liability in exchange for a payment of $575,000. The Company distributed this amount to the sole owner of the Company but remains obligated for any future abandonment cost liability.

                  In June 2002 the Company entered into a settlement agreement with an effective date of May 31, 2002 with the State of Utah regarding certain wells in the Clear Creek Unit which were in violation of certain regulatory laws. In accordance with the agreement the Company is required to pay $184,180 for a bond deposit, which will allow the Company 5 years to either plug and abandon the wells or return the wells to active production. Mid-Power Service Corporation assumed this cost as it was negotiated after the Merger Agreement with Mid- Power Service Corporation.

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                                                                            F-15

                          Mid-Power Service Corporation
                Pro Forma Combined Condensed Financial Statements
                                   (Unaudited)

The following unaudited pro forma condensed combined balance sheet aggregates the consolidated balance sheets of Mid-Power Service Corporation (a Nevada corporation) ("Mid-Power") and Red Star, Inc. (a Nevada S-corporation) ("Red Star") as of March 31, 2002, accounting for the transaction as a purchase of all of the outstanding stock of Red Star by Mid-Power in exchange for $5,500,0000, the issuance of 17,125,365 share of Mid-Power common stock, and a promissory note of $10,000,000, and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred on March 31, 2002. The transaction was not completed as of March 31, 2002.

The following unaudited pro forma condensed combined statement of operations combines the results of operations of Mid-Power and Red Star for the nine months ended March 31, 2002 and the year ended June 30, 2001 as if the transaction had occurred as of the beginning of each respective period.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the financial statements and the related notes thereto of Mid-Power as of March 31, 2002 and for the nine months then ended as filed on Form 10-QSB on May 15, 2002 and as of June 20, 2001 and for the year then ended as filed on Form 10-KSB on October 5, 2001 and the financial statements of Red Star included elsewhere in this filing. The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred had the transaction occurred on the dates indicated, nor is it necessarily indicative of future operating results or financial position of the merged companies. The pro forma adjustments are based on the information and assumptions available as of the date of this filing. The unaudited pro forma combined condensed financial statements do not give effect to any cost savings or synergies, if any, that may result from the integration of Mid-power and Red Star's operations.

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                                                                            F-16

    Notes to the Unaudited Pro Forma Combined Condensed Financial Statements


NOTE 1 - Mid-Power Service Corporation

         Mid-Power Service Corporation ["Mid-Power"], a Delaware corporation, was incorporated in July 1983. Mid-Power is primarily engaged in the business of oil and natural gas exploration, development and production and participating in other energy and power generation projects.

NOTE 2 - Red Star, Inc.

         Red Star, Inc. ["Red Star"], was incorporated as an S-corporation under the laws of Nevada in February 1997 and was primarily engaged in the business of producing and selling natural gas.

NOTE 3 - Pro Forma Adjustments

         Mid-Power Service Corporation completed an Acquisition Agreement and Plan of Merger with Red Star, on June 14, 2002, wherein a wholly-owned subsidiary of Mid-Power merged with and into Red Star, Inc., and all of the issued and outstanding common stock of Red Star was converted into the right to receive an aggregate of 17,125,365 shares of Mid-Power common stock, $5,500,000 in cash and a promissory note for $10,000,000 payable, together with interest at the greater of 6% or one percentage point over Bank of American reference rate, on January 5, 2003. The total purchase price and the allocation of such purchase price is preliminarily based on management's estimates.

         Pro forma adjustments on the attached financial statements include the following:

         [1] To record the acquisition of Red Star by Mid-Power through the issuance of 17,125,365 shares of common stock and promissory notes of $15,500,000 ($10,000,000 to the sole owner of Red Star and $5,500,000 to an affiliate of an officer/director of Mid-Power to secure the cash portion of the purchase price). The value of the shares issued ($24,831,779) was based on the closing price of Mid-Power's common stock on the date of the transaction ($1.45 per share). Therefore the total purchase price was $40,331,779.

         [2] The excess of purchase price over net assets acquired of $40,219,523 has been allocated to unproved gas properties. This allocation is preliminary and is subject to change upon final determination of the fair value of all assets acquired.

         [3] To record interest expense based on promissory notes of $15,500,000 at an interest rate of 6%.


NOTE 4 - PRO FORMA (LOSS) PER SHARE

         The pro forma (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition, as though such shares had been outstanding from the beginning of the periods presented.

         Dilutive earnings per share was not presented, as its effect was anti-dilutive for the periods presented.

NOTE 5 - SUCCESSFUL EFFORTS METHOD

         Mid-Power accounts for its oil and gas properties under the successful efforts method. The properties acquired from Red Star, Inc., are undeveloped and unproved and are subject to impairment if proved reserves can not be substantiated through development efforts or the fair market value of the properties are deemed below the net book value of the properties. The pro forma statements have not reflected any potential impairment of such assets.

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                                                                            F-17